Corindus Vascular Robotics, Inc. 8-K

Exhibit 99.1

Corindus Vascular Robotics Announces Business Accomplishments for Fourth Quarter and

Full Year 2016 and Updates 2017 Financial Guidance

Conference Call Wednesday, January 18, at 8:00am ET

Waltham, MA. — JANUARY 17, 2017 — Corindus Vascular Robotics, Inc. [NYSE MKT: CVRS], a leading developer of precision vascular robotics, announced today select business highlights from fourth quarter and full year 2016 and updated 2017 financial guidance. The Company will be hosting a conference call on Wednesday, January 18, 2017 at 8:00am ET to discuss these results and other recent achievements.

Recent Highlights:

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Received orders for six Systems in fourth quarter 2016 including a multi-System order from Baylor Health, a leading healthcare system. The orders included five new Systems and one CorPath GRX upgrade purchased by an existing customer.

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Installed four new CorPath Systems in fourth quarter 2016, increasing the total installed base to 45 CorPath Systems.

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Expecting commercial shipment of CorPath GRX, the second generation CorPath System, in late January.

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Shipped 262 cassettes in fourth quarter of 2016. Also received a purchase order for 900 cassettes from Baylor Health, demonstrating their commitment to drive utilization.

“Our fourth quarter accomplishments reflect meaningful progress toward our strategic objectives,” said Mark Toland, President and Chief Executive Officer of Corindus. “Importantly, we are ramping up System placements with five new Systems ordered and one new upgrade in the fourth quarter. Four of these orders were made by Baylor Health, a large hospital system, from whom we also received a purchase order for 900 cassettes, delivering on our commitment to build sustainable cardiovascular robotic programs.”

Mr. Toland continued, “Following the recent FDA 510(k) clearance of CorPath GRX, our second-generation system, we are on plan to begin commercial shipments late this month. We are confident in our expectation for the implementation of more than 25 new cardiovascular programs in 2017, which we anticipate will contribute to our $13 million to $15 million in overall revenue for the year.”

2017 Financial Guidance

Corindus is updating expectations for full year 2017 revenue to be in the range of $13 million to $15 million versus previous expectations for 2017 revenue to be above $12 million; the increase is due to commercial progress in the fourth quarter 2016, trends entering 2017 and strong market interest for the recently cleared CorPath GRX System. Corindus expects the implementation of at least 25 new cardiovascular programs in 2017 which is unchanged from previous expectations.

Corindus had approximately $9.2 million in cash and cash equivalents as of December 31, 2016. To support future operating and capital needs, the Company is in active discussions to obtain additional funding through potential strategic partners who would be investing in and working with Corindus; however, there can be no assurance that any such funding will be available.

Corindus expects to issue a full release of its fourth quarter and full year 2016 financial results in early March.

Conference Call

Corindus Vascular Robotics, Inc. will host a conference call on Wednesday, January 18, 2017 at 8:00am ET. Interested parties may join the conference call by dialing 1-877-201-0168 in the United States or +1-647-788-4901 from outside of the United States.  The conference identification number is 55414828.  Interested parties are invited to listen to the webcast of the conference call, which can be accessed by visiting the Investor Relations section of the Company's website at www.corindus.com. Following the call, a webcast replay will be available for a limited period of time on the Investor Relations section of the Company’s website.

About Corindus Vascular Robotics, Inc.

Corindus Vascular Robotics, Inc. is a global technology leader in robotic-assisted vascular interventions. The Company's CorPath® System is the first FDA-cleared medical device to bring robotic-assisted precision to interventional procedures. During the procedure, the interventional cardiologist sits at a radiation-shielded workstation to advance guide catheters, stents, and guidewires with millimeter-by-millimeter precision. The workstation allows the physician greater control and the freedom from wearing heavy lead protective equipment that causes musculoskeletal injuries. With the CorPath System, Corindus Vascular Robotics brings robotic precision to interventional procedures to help optimize clinical outcomes and minimize the costs associated with complications of improper stent placement with manual procedures. Corindus stands behind its product with its unique $1,000 hospital credit "One Stent Program."

For additional information, visit www.corindus.com, and follow @CorindusInc.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Corindus to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Corindus’ beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Corindus’ control.

Examples of such statements include statements regarding:

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Expectation for full year 2017 revenue to be in the range of $13 million to $15 million versus previous expectations for 2017 revenue to be above $12 million;

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timing of commercial shipment of CorPath GRX;

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the implementation of at least 25 new cardiovascular programs in 2017 and

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Corindus’ need to obtain additional funding.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled "Risk Factors" in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, including, but not limited to the following: final results of our audit for the 2016 fiscal year; our ability to obtain financing sufficient to carry out our business and implement our strategy; the rate of adoption of our CorPath System and the rate of use of our cassettes; risks associated with market acceptance, including pricing and reimbursement; our ability to enforce our intellectual property rights; our need for additional funds to support our operations; our ability to manage expenses and cash flow; factors relating to engineering, regulatory, manufacturing, sales and customer service challenges; potential safety and regulatory issues that could slow or suspend our sales; and the effect of credit, financial and economic conditions on capital spending by our potential customers. Forward looking statements speak only as of the date they are made. Corindus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date. More information is available on Corindus' website at http://www.corindus.com.

Nothing in this release shall constitute an offer to sell or the solicitation of an offer to buy any securities of Corindus.

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Media Contacts:

Corindus Vascular Robotics, Inc.
Sarah Manganiello	Yuliya Kutuzava
(508) 653-3335 ext. 248	(203) 504-8230 ext. 131
Sarah.manganiello@corindus.com	corindus@knbpr.com

Lynn Pieper Lewis
(415) 937-5402
ir@corindus.com